                                                                   Exhibit 23.04

CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report with respect to R.P. Scherer Corporation dated April 27, 1998 (except with respect to the matter discussed in Note 16, as to which the date is May 17,
1998) included in this Current Report on Form 8-K/A (Amendment No. 1) and to the incorporation by reference in Registration Statement No. 333-24483 of Cardinal Health, Inc. on Form S-3 and Registration Statements No. 33-20895, No. 33-38021, No. 33-38022, No. 33-42357, No. 33-52535, No. 33-52537, No. 33-52539, No.
33-63283-01, No. 33-64337, No. 333-01927-01, No. 333-11803-01, No. 333-21631-01,
No. 333-21631-02, No. 333-30889-01, No. 333-56655-01-, No. 333-72727, No.
333-71727 and No. 333-68819-01 of Cardinal Health, Inc. on Form S-8 and to all references to our Firm included in this Form 8-K/A.



/s/ Arthur Andersen

ARTHUR ANDERSEN LLP


Detroit, Michigan
March 15, 1999